Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-144661, 333-143381, 333-125502, 333-116141, and 333-109779 on Form S-8 of Citadel Broadcasting Corporation and subsidiaries, of our report dated June 30, 2008, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Citadel Broadcasting Company 401(k) Retirement Savings Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 30, 2008